Exhibit 99.1

FOR IMMEDIATE RELEASE

VECTOR ANNOUNCES COMMENCEMENT OF NOTES OFFERING OF

            $850 MILLION OF SENIOR SECURED NOTES DUE 2025

Miami, FL, January 18, 2017 – Vector Group Ltd. (NYSE: VGR) (“Vector” or the “Company”) announced today that it has commenced an offer to issue and sell $850 million aggregate principal amount of senior secured notes due 2025 (the “Notes”). The offering is expected to price on January 19, 2017, subject to the satisfaction of customary closing conditions. There can be no assurance that the offering will be priced or completed.

The Notes will be fully and unconditionally guaranteed by all of the wholly owned domestic subsidiaries of the Company that are engaged in the conduct of the Company’s cigarette businesses. The Notes will not be guaranteed by subsidiaries engaged in the Company’s real estate business conducted through its subsidiary New Valley LLC. The guarantees provided by some of the subsidiary guarantors will be secured by first priority or second priority security interests in certain assets of such guarantors.

We intend to enter into an agreement with Jefferies LLC whereby Jefferies LLC will agree to purchase 2,000,000 shares of our common stock at a purchase price of $22.00 per share (the “Equity Sale”) subject to customary closing conditions, including the consummation of the offering of the Notes. The closing of the Equity Sale is conditioned on the closing of the offering of the Notes.

The Company intends to use the net cash proceeds from the offering of the Notes and, to the extent completed concurrently with the offering of the Notes, the Equity Sale or cash on hand to redeem all of the Company’s outstanding 7.750% Senior Secured Notes due 2021 (the “Existing Notes”) and for general corporate purposes.

On January 18, 2017, the Company also announced that it intends to deliver a notice of redemption to holders of its Existing Notes upon the closing of the offering of the Notes.

The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction that is not subject to the registration requirements of the Securities Act or any state securities laws. There will be no registration rights associated with the Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other security, and there will not be any offer, solicitation or sale of the Notes or any other security in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, “could” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.

All information set forth in this press release is as of January 18, 2017. Vector does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others, our ability to successfully complete the proposed notes offering.

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Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC.